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                    WEST PENN POWER COMPANY AND SUBSIDIARIES

                      Consolidated Statements of Operations

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                                                                                                    Year Ended December 31,
                                                                                              ------------------------------------
(In thousands)                                                                                      2004               2003
---------------------------------------------------------------------------------------       ----------------  ------------------

Operating revenues.....................................................................             $1,165,892          $1,134,479

Operating expenses:
  Purchased power and transmission.....................................................                720,190             674,961
  Operations and maintenance...........................................................                148,251             158,365
  Depreciation and amortization........................................................                 74,976              81,251
  Taxes other than income taxes........................................................                 66,179              67,311
                                                                                              ----------------  ------------------
    Total operating expenses...........................................................              1,009,596             981,888
                                                                                              ----------------  ------------------

Operating income.......................................................................                156,296             152,591

Other income and expenses, net (Note 12)...............................................                 13,525              19,901

Interest expense.......................................................................                 31,367              39,657
                                                                                              ----------------  ------------------

Income before income taxes and cumulative effect of accounting change..................                138,454             132,835

Income tax expense.....................................................................                 39,583              40,477
                                                                                              ----------------  ------------------

Income before cumulative effect of accounting change...................................                 98,871              92,358
Cumulative effect of accounting change, net............................................                     --               (690)
                                                                                              ----------------  ------------------

Net income.............................................................................                $98,871             $91,668
                                                                                              ----------------  ------------------
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           See accompanying Notes to Consolidated Financial Statements